UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

Commission file number 000-56021

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada			98-1463868
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

366 Madison Ave, 14th floor	New York	New York	10017
(Address of Principal Executive Offices)			(Zip Code)
(646) 600-9181
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.
Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

Acreage Holdings, Inc. (the “Company” or “Acreage”) as parent, High Street Capital Partners, LLC (“HSCP”), as borrower, the other loan parties thereto from time to time, 11065220 Canada Inc. a wholly-owned subsidiary of Canopy Growth Corporation (the “Canopy Lender”), a third party lender (the “New Lender” and together with the Canopy Lender, the “Lenders”) and Acquiom Agency Services LLC (the “Agent”) entered into a second amended and restated credit agreement dated as of September 13, 2024 (the “Second A&R Credit Agreement”).

The New Lender advanced US$65 million with an original issue discount of 10%, being US$6.5 million. Approximately, US$48 million of the amount advanced by the New Lender was used to repay amounts owing by Acreage to the non-Canopy Lender (the “Prior Lender”) under the amended and restated credit agreement dated June 3, 2024. As a result, the Prior Lender has been repaid in full. The net proceeds of the loan to Acreage totals approximately US$8 million after closing costs and expenses.

The Second A&R Credit Agreement provides for an annual interest rate of 13.5% and matures on September 13, 2027. Interest in favour of the New Lender will be paid in cash. Interest in favour of the Canopy Lender is payable in cash or in-kind at Acreage's option and will initially be payable in-kind, provided that any interest paid in cash to the Canopy Lender is subject to the prior written consent of the New Lender.

The foregoing description of the Second A&R Credit Agreement is qualified in its entirety by reference to the full text of the Second A&R Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

On September 13, 2024, the Company issued a press release announcing the Second A&R Credit Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosures set forth in Item 1.01 of this Current Report regarding the issuance of the Notes are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement by and among High Street Capital Partners, LLC, as Borrower, Acreage Holdings, Inc, as Parent, the other loan parties that are parties hereto, the lenders that are party hereto, as lenders and Acquiom Agency Services LLC, as Agent dated as of September 13, 2024*

99.1	Press Release, dated September 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: September 19, 2024	/s/ Corey Sheahan
Corey Sheahan
Executive Vice President, General Counsel and Secretary